EXHIBIT 99.3

INSTRUMENT OF TRANSFER

Powerbridge Technologies Co., Ltd.

Incorporated in the CaymanIslands

(the “Company”)

For Value Received                Nil               ,

We, HYBRIDGE HOLDINGS LTD. hereby sell, assign and transfer unto

HOGSTREAM INTERNATIONAL LTD. of Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

the 1,062,812 Ordinary shares each standing in our name in the register of the Company.

Dated this 20th day of May 2020

Signed by:

Transferor:

For and on behalf of

HYBRIDGE HOLDINGS LTD.

Authorized Signatory
HYBRIDGE HOLDINGS LTD.

Transferee:

For and on behalf of

HOGSTREAM INTERNATIONAL LTD.

Authorized Signatory
HOGSTREAM INTERNATIONAL LTD.